SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K



                              CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): October 21, 1994


                              COMSAT Corporation
                              ------------------
            (Exact name of Registrant as specified in Charter)


  District of Columbia           1-4929             52-0781863
 ----------------------        ----------          -------------
(State or other juris-        (Commission         (IRS Employer
diction of incorporation)     File Number)        Identification
                                                  Number)


 6560 Rock Spring Drive,    Bethesda, MD              20817
 ---------------------------------------             --------
 (Address of principal executive offices)            Zip Code


Registrant's telephone number, including area code:   (301) 214-3000


                               Not applicable.
                               ---------------
      (Former name or former address, if changed since last report).

              Page 1 of 12 pages -- Exhibit Index on page 4.

Item 5.  Other Events

     Attached to this report as Exhibit 20(a), and incorporated by reference in this item, is a Press Release of the Corporation, distributed on October 31, 1994, describing the Corporation's financial results for the quarter ending September 30, 1994.

     Attached to this report as Exhibit 20(b), and incorporated by reference in this item, is a Press Release of the Corporation, distributed on October 31, 1994, describing certain strategic initiatives of the Corporation.

Item 7.  Financial Statements and Exhibits

     (c) Exhibits (listed according to the number assigned in Item 601 of Regulation S-K).

Exhibit No.                        Description

   20(a)            Press Release dated October 21, 1994.

   20(b)            Press Release dated October 31, 1994.

                                SIGNATURES




     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              COMSAT Corporation




                         By:   /s/ Allen E. Flower
                              ---------------------
                              Allen E. Flower
                              Controller


Date: November 3, 1994

                               EXHIBIT INDEX



Exhibit No.                Description                      Page
- -----------                -----------                      ----

  20(a)           Press Release dated October 21, 1994.       5

  20(b)           Press Release dated October 31, 1994.       11

                                                             Exhibit 20(a)

  COMSAT Corporation            FROM:   COMSAT Corporation
  NEWS RELEASE                          6560 Rock Spring Drive
                                        Bethesda, MD 20817
                                PHONE:  301 214 3658
                                FAX:    301 214 7130
                                DATE:   October 21, 1994

  For Immediate Release
  _____________________

  COMSAT REPORTS 12 PERCENT INCREASE IN REVENUES,
   EARNINGS FOR 3RD QUARTER UP 10 PERCENT


       BETHESDA, Md. -- COMSAT Corporation today reported third quarter 1994 revenues of $200.8 million, or 12 percent over results for the same period a year earlier. Earnings for third quarter were 45 cents per share, up 10 percent over 1993 third quarter results.

       "We're pleased with our results in the third quarter, particularly the return of growth in the Mobile Communications segment," said Bruce L. Crockett, president and CEO of COMSAT Corporation. "However, because of the softness in the first half of the year, we will not achieve our goal of 10 percent earnings growth for the year."

       In the third quarter, COMSAT Mobile Communications revenues grew to $51.3 million from $47.3 million a year earlier as the number of digital terminals in the marketplace grew to more than 3,000. With more terminals in operation and conflicts in Haiti and Rwanda, traffic increased 16 percent. Operating income increased 11 percent to $13.9 million, from $12.6 million a year earlier, as a result of the growth in traffic.

       In the Entertainment segment, which includes COMSAT Video Enterprises and the Denver Nuggets, revenues grew 24 percent to $33.0 million in the third quarter compared to $26.6 million a year ago. Operating income increased 20 percent to $2.9 million, from $2.4 million a year earlier. The total number of installed and backlog hotel rooms for the On Command Video service reached 362,000 in the third quarter, compared to 168,000 for the same period a year ago.

       "The third quarter marks COMSAT's climb to the market-leading position for supplying on-demand entertainment services to hotels in the U.S.," said Crockett. "And we are now in the process of taking the on-demand service international."

       Revenues in the International Communications segment, which includes COMSAT World Systems and COMSAT International Ventures, were $67.2 million, compared to $61.7 million a year ago -- as lower prices have led to an increase in demand. Operating income was $24.0 million, compared to $22.5 million a year ago.

       In the Technology Services segment, which includes COMSAT RSI and COMSAT Laboratories, revenues in the third quarter increased 18 percent to $53.7 million, compared to $45.5 million for the same period a year earlier. Operating income fell from $3.2 million a year earlier to $2.0 million due to additional transaction costs from the Radiation Systems acquisition in the second quarter this year and business-interruption insurance proceeds that were part of the third quarter results last year.

       "We've used this quarter to consolidate and solidify our market strategies and we expect to see additional bookings for COMSAT RSI in the near future," said Crockett.

       In other business, the Board of Directors declared a regular quarterly dividend of 19.5 cents, payable December 12, 1994, to shareholders of record November 11, 1994. This is the 97th consecutive quarterly dividend declared by the corporation.

       COMSAT Corporation (NYSE: CQ) is a global provider of communications and entertainment products and services.

                                # # #


  CONTACT:  Joe Tomkowicz  media relations     (301) 214-3658
            Mike Troiano   investor relations  (301) 214-3244

                                COMSAT CORPORATION
                    CONSOLIDATED INCOME STATEMENTS (UNAUDITED)
                       (In millions except per share amounts)

[CAPTION]

                                            For The Three Months Ended      For The Nine Months Ended
                                           ----------------------------     ---------------------------
                                           September 30,  September 30,     September 30, September 30,
                                                1994           1993             1994          1993
                                               ------         ------           ------        ------
REVENUES                                       $200.8         $179.3           $609.1        $559.8
                                               ------         ------           ------        ------
OPERATING EXPENSES:
  Cost of Services                              106.1           94.7            333.5         305.8
  Depreciation and Amortization                  42.6           34.9            122.9         104.2
  Research and Development                        4.3            4.0             11.2          11.3
  General and Administrative                      5.9            5.7             16.6          16.3
  Merger and Integration Costs                    0.5              -              4.7             -
                                               ------         ------           ------        ------
  Total Operating Expenses                      159.4          139.3            488.9         437.6

OPERATING INCOME                                 41.4           40.0            120.2         122.2

INTEREST AND OTHER INCOME, NET                    1.1            3.5              2.8           5.8
INTEREST EXPENSE, NET OF AMOUNTS CAPITALIZE      (7.4)          (5.4)           (18.6)        (19.1)
                                               ------         ------           ------        ------
INCOME BEFORE TAXES AND CUMULATIVE
  EFFECT OF ACCOUNTING CHANGE                    35.1           38.1            104.4         108.9

INCOME TAX EXPENSE                              (13.7)         (18.7)           (41.2)        (45.9)
                                               ------         ------           ------        ------
INCOME BEFORE CUMULATIVE EFFECT
  OF ACCOUNTING CHANGE                           21.4           19.4             63.2          63.0
CUMULATIVE EFFECT OF ACCOUNTING
  CHANGE FOR INCOME TAXES                           -              -                -           1.9
                                               ------         ------           ------        ------
NET INCOME                                      $21.4          $19.4            $63.2         $64.9
                                               ======         ======           ======        ======
EARNINGS PER SHARE:

Before Cumulative Effect of Accounting
  Change                                        $0.45          $0.41            $1.34         $1.34
Cumulative Effect of Accounting Change              -              -                -          0.04
                                               ------         ------           ------        ------
Net Income                                      $0.45          $0.41            $1.34         $1.38
                                               ======         ======           ======        ======
AVERAGE SHARES                                   47.5           47.1             47.3          47.0



Note: In June 1994, the corporation consummated a merger with Radiation Systems, Inc. (RSi). The merger has been treated as a "pooling of interests" for accounting purposes. Accordingly, these financial statements have been retroactively restated for all periods to include RSi.

                                COMSAT CORPORATION
                  OPERATING RESULTS BY BUSINESS SEGMENT (UNAUDITED)
                                   (In millions)

[CAPTION]

                                                          1993                                         1994
                                         --------------------------------------         ----------------------------------
                                          QTR 1   QTR 2   QTR 3   QTR 4   TOTAL          QTR 1    QTR 2    QTR 3     TOTAL
                                         --------------------------------------         ----------------------------------
    REVENUES  (1)

    INTERNATIONAL COMMUNICATIONS         $ 64.9  $ 63.5  $ 61.7  $ 59.8  $249.9         $ 63.9   $ 63.9   $ 67.2    $195.0

    MOBILE COMMUNICATIONS                  50.0    47.2    47.3    45.5   190.0           44.0     46.1     51.3     141.4

    ENTERTAINMENT  (2)                     33.9    26.8    26.6    34.5   121.8           40.4     38.5     33.0     111.9

    TECHNOLOGY SERVICES  (3)               48.5    51.3    45.5    56.9   202.2           55.3     61.6     53.7     170.6

    ELIMINATIONS AND OTHER  (2)            (2.6)   (3.0)   (1.8)   (2.2)   (9.6)          (3.1)    (2.3)    (4.4)     (9.8)
                                         --------------------------------------         ----------------------------------
    TOTAL REVENUES                       $194.7  $185.8  $179.3  $194.5  $754.3         $200.5   $207.8   $200.8    $609.1
                                         ======================================         ==================================


                                                           1993                                        1994
                                         --------------------------------------         ----------------------------------
                                          QTR 1   QTR 2   QTR 3   QTR 4   TOTAL          QTR 1    QTR 2    QTR 3     TOTAL
                                         --------------------------------------         ----------------------------------
    OPERATING INCOME (LOSS)  (1)

    INTERNATIONAL COMMUNICATIONS         $ 28.1  $ 25.4  $ 22.5  $ 13.8  $ 89.8         $ 22.3   $ 24.3   $ 24.0    $ 70.6

    MOBILE COMMUNICATIONS                  13.2    11.7    12.6    11.3    48.8           10.2      9.7     13.9      33.8

    ENTERTAINMENT  (2)                      1.3     0.5     2.4     2.3     6.5            1.8      4.7      2.9       9.4

    TECHNOLOGY SERVICES  (3), (4)           1.9     4.1     3.2     2.9    12.1            3.4      4.1      2.0       9.5

    OTHER  (2)                             (3.7)   (0.3)   (0.7)   (0.9)   (5.6)          (0.8)    (0.9)    (1.4)     (3.1)
                                         --------------------------------------         ----------------------------------
    TOTAL OPERATING INCOME               $ 40.8  $ 41.4  $ 40.0  $ 29.4  $151.6         $ 36.9   $ 41.9   $ 41.4    $120.2
                                         ======================================         ==================================

(1) Revenues and operating income for the Technology Services segment have been restated to include the operations of RSi. Quarterly operating income (loss) for each segment has also been restated to reallocate indirect expenses.

(2) Beginning with the second quarter of 1994, the financial results for COMSAT Video Enterprises, Inc., On Command Video Corporation, and the Denver Nuggets are reported in the Entertainment segment. The Denver Nuggets' results were previously reported in Eliminations and Other. Results for prior quarters have been adjusted for this change.

(3) Revenues and operating income for the Technology Services segment include business interruption insurance income of $0.9 million, $1.3 million and $0.8 million in the first, second and third quarters of 1993, respectively, and $4.8 million in the second quarter of 1994.

(4) Technology Services segment operating income includes charges for the merger and integration costs of RSi totalling $4.2 million and $0.5 million in the second and third quarters of 1994, respectively.

                              COMSAT CORPORATION
                      CONDENSED BALANCE SHEETS (UNAUDITED)
                                 (In millions)

[CAPTION]

                                              September 30,    December 30,
                                                   1994             1993
                                              -------------    ------------
     CURRENT ASSETS:

        RECEIVABLES                              $209.6           $210.2

        OTHER CURRENT ASSETS                       61.1             63.7
                                               --------         --------
        TOTAL CURRENT ASSETS                      270.7            273.9



     PROPERTY IN SERVICE, NET                   1,021.6            993.1

     PROPERTY UNDER CONSTRUCTION                  377.0            339.3

     OTHER ASSETS                                 212.7            167.2
                                               --------         --------
        TOTAL ASSETS                           $1,882.0         $1,773.5
                                               ========         ========


     CURRENT LIABILITIES:

        CURRENT NOTES PAYABLE                    $176.8           $124.1

        OTHER CURRENT LIABILITIES                 129.1            179.5
                                               --------         --------
        TOTAL CURRENT LIABILITIES                 305.9            303.6
                                               ========         ========


     LONG-TERM DEBT                               443.3            410.6

     OTHER NONCURRENT LIABILITIES                 295.3            274.5

     MINORITY INTEREST                             25.1             21.4

     STOCKHOLDERS' EQUITY                         812.4            763.4
                                               --------         --------
        TOTAL LIABILITIES & STOCKHOLDERS'
          EQUITY                               $1,882.0         $1,773.5
                                               ========         ========


Note: In June 1994, the corporation consummated a merger with Radiation Systems, Inc. (RSi). The merger has been treated as a "pooling of interests" for accounting purposes. Accordingly, the December 31, 1993 balance sheet has been restated to include RSi.

                                                         Exhibit 20(b)

  COMSAT Corporation            FROM:   COMSAT Corporation
  NEWS RELEASE                          6560 Rock Spring Drive
                                        Bethesda, MD 20817
                                PHONE:  301 214 3658
                                FAX:    301 214 7130
                                DATE:   October 31, 1994



  For Immediate Release
  _____________________


  COMSAT ANNOUNCES PLANS FOR INVESTMENTS, START-UPS IN
  INTERNATIONAL COMMUNICATIONS, ENTERTAINMENT

       BETHESDA, Md. -- COMSAT Corporation (NYSE: CQ) today outlined plans for growing its international communications products and services business, global wireless offerings and entertainment segment.

       "We are determined to take advantage of the growth opportunities that are before us -- both in our core international communications business and in sports and entertainment," said COMSAT President and CEO Bruce L.
  Crockett. "Our ambitious growth plan will affect profitability in the short term, but it is designed to deliver long-term growth and dramatically increase shareholder value."

       Crockett said the company's aggressive strategy to pursue additional investments and long-term growth opportunities will result in earnings growth of less than 10 percent next year. "Our focus is growing long-term shareholder value as we embark on a program of reinvestment and new business start-ups," he said.

       COMSAT will set out its strategic plan at an analysts conference tomorrow (November 1, 1994) at the company's corporate headquarters. Strategic plans that will be announced include:

         Plans to invest up to $200 million in international ventures in 1995, concentrating on Asia and Europe, and expanding in Latin America.

         Investing $50 million in a laptop-size, mini-M mobile service to fuel continued growth in mobile communications -- and provide a bridge from the current briefcase-size digital terminal to the global handheld market at the end of the century.

         Additional investment in the proposed Inmarsat-P global handheld service -- possibly up to 15 percent of the total project cost -- depending on the commitment of other key investors, the overall strategic plan for the $1.5 billion business and the timing of necessary U.S. government approvals for COMSAT's participation.

       "We're also leveraging our successes on the entertainment side of the business through the acquisition of Beacon Communications and a proposed new sports and entertainment complex in Denver," said Crockett.

       COMSAT last week announced an agreement to purchase Beacon, a Los Angeles-based film and television production company. The sports and entertainment complex will include a new 19,000-seat arena for the NBA Denver Nuggets and possibly a future professional hockey franchise.

       Crockett also said COMSAT has many undervalued assets -
  - like its investment share of INTELSAT and Inmarsat, communications licenses for international ventures, the Denver Nuggets franchise and real estate holdings -- that will provide the building blocks for additional future growth.

       COMSAT Corporation is a global provider of communications and entertainment products and services.

                             # # #

  CONTACT:

  Joe Tomkowicz  COMSAT media relations            (301) 214-3658
  Mike Troiano   COMSAT investor relations          (301) 214-3244

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